Exhibit 5.1




                  (LETTERHEAD OF CAHILL GORDON & REINDEL LLP)















                                 March 19, 2004


Suburban Propane Partners, L.P.
Suburban Energy Finance Corp.
240 Route 10 West
Whippany, New Jersey  07981-0206

          Re: Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. $175,000,000 Principal Amount of 6 7/8% Senior Notes Due 2013

Ladies and Gentlemen:

     We have acted as counsel to Suburban Propane Partners, L.P., a Delaware limited partnership, and Suburban Energy Finance Corp., a Delaware corporation (together, the "Issuers"), in connection with the filing of a Registration Statement on Form S-4 (such registration statement, together with each document incorporated by reference therein, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and the proposed issuance of $175,000,000 aggregate principal amount of 6 7/8% Senior Notes due 2013 (the "Exchange Notes") of the Issuers to be issued under the Indenture between the Issuers and The Bank of New York, as Trustee, dated as of December 23, 2003 (the "Indenture"), in connection with the exchange offer set forth in the Registration Statement (the "Exchange Offer") pursuant to which the Exchange Notes will be issued for a like principal amount of the Issuers' outstanding 6 7/8% Senior Notes due 2013.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

     In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as cop-


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ies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     We advise you that, in our opinion, the Exchange Notes have been duly authorized by the Issuers, and when the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Notes have been executed, authenticated and delivered in accordance with the terms of the Indenture and the Exchange Offer, such Exchange Notes will be legally issued and will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except as enforcement may be limited (i) by bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and (ii) by the enforceability of provisions imposing a penalty, forfeiture or late charge.

     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the General Corporation law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,

                                  /s/  Cahill Gordon & Reindel LLP